UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2015

SkyPeople Fruit Juice, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

16F, China Development Bank Tower, No. 2, Gaoxin 1st Road,

Xi'an, China 710075

(Address of principal executive offices, including zip code)

86-29-88377216

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2015, Mr. Tao Wang resigned as a member of the Board of Directors (the “Board”) of SkyPeople Fruit Juice, Inc. (the “Company”). To the knowledge of the Company’s executive officers, the resignation of Mr. Wang was not the result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

As a result of Mr. Wang’s resignation, the Board appointed Mr. Johnson Lau and Mr. Baosheng Lu, both current directors, to serve on the Company’s compensation committee along with Mr. Guolin Wang. Johnson Lau, Baosheng Lu and Guolin Wang, all independent directors, are also members of the Company’s audit committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyPeople Fruit Juice, Inc.

Date: January 15, 2015	By:	/s/ Yongke Xue
	Name:	Yongke Xue
	Title:	Chief Executive Officer and Chairman of Board of Directors